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Metris Receivables, Inc.                                      Metris Master Trust                                 Monthly Report
Certificateholder's Statement                                    Series 1997-2                                          Jun-1999

Section 5.2                                                                  Class A               Class B               Class C

(i) Certificate Amount............................................       455,000,000.00        101,500,000.00         98,000,000.00
(ii) Certificate Principal Distributed............................                 0.00                  0.00                  0.00
(iii) Certificate Interest Distributed............................         1,914,649.48            445,919.81            479,488.82
(iv) Principal Collections........................................        22,909,861.48          5,110,661.41          4,934,431.70
(v)  Finance Charge Collections...................................         9,929,629.88          2,215,071.30          2,138,689.49
       Recoveries.................................................           180,686.73             40,307.04             38,917.14
       Principal Account Earnings.................................                 0.00                  0.00                  0.00
      Accum. Period Reserve Acct. Earnings........................                 0.00                  0.00                  0.00
      Pre-Funding Account Earnings................................                 0.00                  0.00                  0.00
           Total Finance Charge Collections.......................        10,110,316.61          2,255,378.34          2,177,606.63
                     Total Collections............................        33,020,178.09          7,366,039.75          7,112,038.33
(vi) Aggregate Amount of Principal Receivables....................                   --                    --                    --
       Invested Amount (End of Mth)...............................       455,000,000.00        101,500,000.00         98,000,000.00
       Floating Allocation Percentage.............................           10.8947477%            2.4303668%            2.3465610%
       Fixed/Floating Allocation Percentage.......................                  N/A                   N/A                   N/A
       Invested Amount (Beg. of Mth)..............................       455,000,000.00        101,500,000.00         98,000,000.00
       Average Daily Invested Amount..............................                   --                    --                    --
(vii) Receivable Delinquencies (as a % of Total Receivables)......                   --                    --                    --
        Current...................................................                   --                    --                    --
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                   --                    --                    --
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                  --                    --                    --
         90 Days and Over (60+ Days Contractually Delinquent)                        --                    --                    --
                  Total Receivables...............................                   --                    --                    --
(viii) Aggregate Investor Default Amount..........................                   --                    --                    --
         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)......................                   --                    --                    --
(ix) Charge-Offs..................................................                 0.00                  0.00                  0.00
(x)  Servicing Fee................................................                   --                    --                    --
(xi) Pool Factor..................................................            1.0000000             1.0000000             1.0000000
(xii) Unreimbursed Reallocated Principal Collections..............                   --                  0.00                  0.00
(xiii) Excess Funding Account Balance.............................                   --                    --                    --
         Prefunding Account Balance...............................                   --                    --                    --
(xiv) Class C Reserve Amount......................................                   --                    --                    --
         Class C Reserve Account Balance..........................                   --                    --                    --
         Class C Trigger Event Occurrence.........................                   --                    --                    --
(xv)  Number of New Accounts Added to the Trust...................                   --                    --                    --
(xvi) Average Net Portfolio Yield.................................                   --                    --                    --
(xvii) Minimum Base Rate..........................................                   --                    --                    --
(xviii) Principal Funding Account Balance.........................                   --                    --                    --
(xix) Accumulation Shortfall......................................                   --                    --                    --
(xx) Scheduled Commencement date of the Accumulation Period.......                   --                    --                    --
        Accumulation Period Length................................                   --                    --                    --
(xxi) Required Reserve Account Amount.............................                   --                    --                    --
        Available Reserve Account Amount..........................                   --                    --                    --
        Covered Amount............................................                   --                    --                    --




Section 5.2                                                              Class D                Total
(i) Certificate Amount............................................        45,500,000.00        700,000,000.00
(ii) Certificate Principal Distributed............................                   --                  0.00
(iii) Certificate Interest Distributed............................                   --          2,840,058.11
(iv) Principal Collections........................................         2,280,392.83         35,235,347.42
(v)  Finance Charge Collections...................................           987,678.40         15,271,069.06
       Recoveries.................................................            18,068.67            277,979.59
       Principal Account Earnings.................................                 0.00                  0.00
       Accum. Period Reserve Acct. Earnings.......................                 0.00                  0.00
       Pre-Funding Account Earnings...............................                 0.00                  0.00
       Total Finance Charge Collections...........................         1,005,747.07         15,549,048.65
               Total Collections..................................         3,286,139.90         50,784,396.07
(vi) Aggregate Amount of Principal Receivables....................                   --      4,176,324,332.85
       Invested Amount (End of Mth)...............................        45,500,000.00        700,000,000.00
       Floating Allocation Percentage.............................            1.0894748%           16.7611503%
       Fixed/Floating Allocation Percentage.......................                  N/A             0.0000000%
       Invested Amount (Beg. of Mth)..............................        45,500,000.00        700,000,000.00
       Average Daily Invested Amount..............................                   --        699,803,044.34
(vii) Receivable Delinquencies (as a % of Total Receivables)......                   --                    --
        Current...................................................                86.15      3,784,553,279.82
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                 6.07        266,587,771.37
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                2.25         98,962,839.08
         90 Days and Over (60+ Days Contractually Delinquent)                      5.52        242,677,920.83
                  Total Receivables...............................               100.00      4,392,781,811.10
(viii) Aggregate Investor Default Amount..........................                   --          6,972,493.82
         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)......................                   --                 12.12%
(ix) Charge-Offs..................................................                  --                  0.00
(x)  Servicing Fee................................................                   --          1,150,684.93
(xi) Pool Factor..................................................                   --                    --
(xii) Unreimbursed Reallocated Principal Collections..............                 0.00                  0.00
(xiii) Excess Funding Account Balance.............................                   --                  0.00
         Prefunding Account Balance...............................                   --                  0.00
(xiv) Class C Reserve Amount......................................                   --                  0.00
         Class C Reserve Account Balance..........................                   --                  0.00
         Class C Trigger Event Occurrence.........................                   --                    No
(xv)  Number of New Accounts Added to the Trust...................                   --                84,010
(xvi) Average Net Portfolio Yield.................................                   --               14.9111%
(xvii) Minimum Base Rate..........................................                   --                7.3867%
(xviii) Principal Funding Account Balance.........................                   --                  0.00
(xix)  Accumulation Shortfall.....................................                   --                   N/A
(xx)  Scheduled Commencement date of the Accumulatio Period.......                   --          October 2001
         Accumulation Period Length...............................                   --                   N/A
(xxi) Required Reserve Account Amount.............................                   --                   N/A
         Available Reserve Account Amount.........................                   --                   N/A
         Covered Amount...........................................                   --                   N/A

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